Exhibit (k)(15)

Execution Version

AMENDMENT NO. 10 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 10 (this “Amendment”), dated as of December 29, 2023, to the Second Amended and Restated Credit Agreement, dated as of December 28, 2018, among Blackstone Floating Rate Enhanced Income Fund, a Delaware statutory trust (the “Borrower”), the Lenders party hereto (the “Lenders”), and The Bank of Nova Scotia, as the Swing Line Lender and as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as amended by Amendment No. 1, dated as of January 17, 2019, Amendment No. 2, dated as of June 27, 2019, Amendment No. 3, dated as of September 11, 2019, Amendment No. 4, dated as of January 16, 2020, Amendment No. 5, dated as of April 9, 2020, Amendment No. 6, dated as of January 14, 2021, Amendment No. 7, dated as of December 31, 2021, Amendment No. 8, dated as of January 27, 2022, and Amendment No. 9, dated as of December 30, 2022 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”).

RECITALS

I.    Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.    The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Administrative Agent and each Lender has agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Each of the following defined terms contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Scheduled Tranche A Commitment Termination Date” means December 27, 2024, or such later date to which the Scheduled Tranche A Commitment Termination Date is extended pursuant to Section 2.3(d)(i).

“Scheduled Tranche B Commitment Termination Date” means December 27, 2024, or such later date to which the Scheduled Tranche B Commitment Termination Date is extended pursuant to Section 2.3(d)(ii).

“Swing Line Commitment Amount” means $20,000,000, as such amount may be changed from time to time pursuant to Section 2.3(b)(ii).

“Tranche A Commitment” means, with respect to each Lender, the commitment of such Lender hereunder to make Tranche A Loans to the Borrower in an aggregate amount not exceeding the amount thereof (a) set forth adjacent to its name on Schedule 1, as in effect from time to time, or (b) under any Assignment and Assumption pursuant to which such Lender shall have assumed the Tranche A Commitment of another Lender, as such commitment may be changed from time to time pursuant to Section 2.3 or pursuant to an Assignment and Assumption. The aggregate amount of the Tranche A Commitments of the Lenders on the Amendment No. 10 Effective Date is $110,000,000.

“Tranche B Commitment” means, with respect to each Lender, the commitment of such Lender hereunder to make Tranche B Loans to the Borrower in an aggregate amount not exceeding the amount thereof (a) set forth adjacent to its name on Schedule 1, as in effect from time to time, or (b) under any Assignment and Assumption pursuant to which such Lender shall have assumed the Tranche B Commitment of another Lender, as such commitment may be changed from time to time pursuant to Section 2.3 or pursuant to an Assignment and Assumption. The aggregate amount of the Tranche B Commitments of the Lenders on the Amendment No. 10 Effective Date is $20,000,000.

2.    Section 1.1 of the Credit Agreement is hereby amended by adding each of the following new defined terms in the appropriate alphabetical order:

“Amendment No. 10 Effective Date” means the Amendment Effective Date, as such term is defined in Amendment No. 10, dated as of December 29, 2023, to this Credit Agreement.

3.    Schedule 1 of the Credit Agreement is hereby amended and restated in the form of Schedule 1 hereto.

4.    Paragraphs 1, 2 and 3 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)    the Administrative Agent shall have received from the Borrower and each Lender either (i) a counterpart of this Amendment executed on behalf of each such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic mail transmission (in printable format)) that each such Person has executed a counterpart of this Amendment;

(b)    the Administrative Agent shall have received a certificate from the Secretary of the Borrower, in all respects satisfactory to the Administrative Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since December 30, 2022 or, if Borrower’s Organization Documents have been amended, supplemented or otherwise modified since December 30, 2022, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)    the Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and each Lender and dated the Amendment Effective Date) reasonably acceptable to the Administrative Agent from (i) Simpson Thacher & Bartlett LLP and (ii) Richards, Layton & Finger, P.A., each respectively counsel to the Borrower;

(d)    the outstanding principal balance of the Tranche A Loans shall not exceed $110,000,000 and the outstanding principal balance of the Tranche B Loans shall not exceed $20,000,000;

(e)    the Administrative Agent shall have received for each Lender a copy of a Federal Reserve Form, duly executed and delivered by or on behalf of the Borrower, in form and substance reasonably acceptable to such Lender;

(f)    the Administrative Agent shall have received such documents and information as the Administrative Agent, at the request of any Lender, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g)    all fees of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent) due and payable on or prior to the Amendment Effective Date and invoiced in reasonable detail at least two (2) Business Days prior to the Amendment Effective Date shall have been paid.

5.    The Borrower (a) reaffirms the enforceability of each Loan Document, as amended hereby, and all of its obligations thereunder, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law), (b) agrees and admits that (i) as of the date of execution and delivery hereof by the Borrower, it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligations, (c) represents and warrants that, immediately after giving effect to this Amendment, no Default has occurred and is continuing, and (d) represents and warrants that all of the representations and warranties made by it in the Loan Documents to which it is a party are true and correct immediately after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date).

6.    In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

7.    This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent or any Lender to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lenders, the Administrative Agent and the Borrower, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

8.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

BLACKSTONE FLOATING RATE ENHANCED INCOME FUND

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Legal Officer and Secretary

BGFLX – Amendment No. 10 to Second Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as the Swing Line Lender, Administrative Agent and as a Lender

By:	/s/ Aron Lau
Name:	Aron Lau
Title:	Director

BGFLX – Amendment No. 10 to Second Amended and Restated Credit Agreement

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as a Lender

By:	/s/ Jean de Lavalette
Name:	Jean de Lavalette
Title:	Managing Director

BGFLX – Amendment No. 10 to Second Amended and Restated Credit Agreement

Schedule 1

List of Lenders and Commitments

Lender	Tranche A Commitment	Tranche B Commitment
Name: The Bank of Nova Scotia Address and Contact Information: Aron Lau 250 Vesey Street, 23rd Floor New York, NY, 10281 Corporate Lending Agency Ops 720 King Street West, 4th Floor Toronto, Ontario, Canada M5V 2T3	$55,000,000	$20,000,000

Name: Société Générale, New York Branch Address and Contact Information: Julien Thinat Navid Hazeghi Bogomil Ivanov 245 Park Avenue New York, NY, 10167	$55,000,000	n/a

TOTAL	$110,000,000	$20,000,000

BGFLX – Amendment No. 10 to Second Amended and Restated Credit Agreement